AMENDMENT NO. 6

to

CONSULTING AGREEMENT
dated May 3, 2012

by and between
AXIS Specialty Limited (the “Company”)
and
Michael A. Butt (the “Consultant”)

Dated December 5, 2018

WHEREAS, the Company and the Consultant entered into a consulting agreement dated as of May 3, 2012, as amended (the “Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of AXIS Capital Holdings Limited, the Company and the Consultant have determined that it is in the best interests of the Company and its shareholders to make certain revisions to the Agreement in order to further extend the term of service thereof;

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date hereof, as follows:

1.	Section 3 of the Agreement (Consulting Fee) is hereby amended to insert the following after “April 2019.”:

“For service from the date of the Annual General Meeting of AXIS Capital Holdings Limited in 2019 through the Annual General Meeting of AXIS Capital Holdings Limited in 2020, the Company shall pay the Consultant a fee in the amount of $500,000 payable in the amount of $125,000 no later than the first business day of July and October 2019 and January and April 2020.”

2.	Section 4 of the Agreement (Consulting Term) is hereby amended by deleting the reference to “2019” with “2020”.

3.	Section 8 of the Agreement (Noncompetition and Nonsolicitation) is hereby amended by deleting the reference to “May 31, 2020” in the last line thereof and replacing such reference with “May 31, 2021”.

4.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty Limited

By: /s/ Peter J. Vogt
Name: Peter J. Vogt
Title: Executive Vice President and
Chief Financial Officer

Consultant

/s/ Michael A. Butt
Michael A. Butt

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